Exhibit 10.6

Certificate for Commencement of Works

Contract Name: The Main Contract of the Project of Shishi City E-Government Planning, Design and Construction

Contract no.:

CEN-W01-075

To: Expert Network (Shenzhen) Company Limited

The Main Contract of the project of Shishi City E-Government Planning, Design and Construction that is signed between the parties has been approved. You shall be able to arrange for the entering of the site and commencement of the construction works from today.

In order to make the site available for your construction works, you shall give us written confirmation of the confirmed commencement date 10 business days before entering the site.

Shishi City Information Management Co. Ltd. (sealed)

Date: June 28, 2006

We acknowledge receiving the Certificate for Commencement of Works for the above mentioned Main Contract of the Project of Shishi City E-Government Planning, Design and Construction.

                                     Main Contractor

Representative (signed and sealed)

Date: 3-7-2006

Note: this certificate shall consist of two copies. One copy shall be given to Shishi City Information Management Co. Ltd. upon signing by the Main Contractor.